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                                                                   Exhibit 23(b)

               Consent of Independent Certified Public Accountants

The Board of Directors
The Netplex Group, Inc.

We consent to the use of our report included herein and the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

Our report included herein refers to a reclassification to reflect the e-Infrastructure segment as a discontinued operation. We have not audited this reclassification.

/s/ KPMG LLP
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KPMG LLP


McLean, VA
April 5, 2001


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